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     AS  FILED  WITH  THE  SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 2001
                                           REGISTRATION  NO.  333-56621

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549
                                 ______________

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ASCENT PEDIATRICS, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other Jurisdiction of Incorporation or Organization)


                                    043047405
                     (I.R.S. Employer Identification Number)


                       187 Ballardvale Street, Suite B125
                              Wilmington, MA  01887
                                 (978) 658-2500
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               Dr. Emmett Clemente
                             President and Chairman
                       187 Ballardvale Street, Suite B125
                              Wilmington, MA  01887
                                 (978) 658-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                             Stuart M. Falber, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000

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     Approximate  date  of  commencement  of  proposed  sale  to the public: N/A
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. __________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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                          DEREGISTRATION OF SECURITIES
     On June 11, 1998, Ascent Pediatrics, Inc. (the "Company") filed a Registration Statement on Form S-3, File No. 333-56621 (the "Registration Statement"), for the resale of an aggregate of 779,628 shares of common stock, par value $.00004 per share, of the Company, each such share of common stock now represented by a depositary share and represented by a depositary receipt, pursuant to a Securities Purchase Agreement, dated as of January 31, 1997, as amended, by and among the Company, Triumph-Connecticut Limited Partnership and the other purchasers identified therein. Pursuant to the Company's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold securities formerly registered for resale under the Registration Statement.

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SIGNATURE

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, in the Commonwealth of Massachusetts, as of this 10th day of August, 2001.
Ascent  Pediatrics,  Inc.
(Registrant)

By:  /s/  Dr.  Emmett  Clemente
-------------------------------
Dr.  Emmett  Clemente
President  and  Chairman  of  the  Board
(Principal  Executive  Officer)